                                                              CHAPMAN AND CUTLER
                                                         DRAFT OF APRIL 16, 1996

                         RECEIVABLES PURCHASE AGREEMENT

                                      among

                             TRENDWEST RESORTS, INC.
                                  ("Trendwest")

                                       and

                                TW HOLDINGS, INC.
                                 ("TW Holdings")

                                       and

                            TRENDWEST FUNDING I, INC.
                                     ("TFI")

                            Dated as of March 1, 1996

                                TABLE OF CONTENTS

SECTION                                      HEADING                                   PAGE
ARTICLE 1                  DEFINITIONS ..................................................2

       Section 1.01.           Defined Terms ............................................2

ARTICLE 2                  ACQUISITION OF ASSETS ........................................3

       Section 2.01.           [Reserved.] ..............................................3
       Section 2.02.           Acquisition ..............................................3
       Section 2.03.           [Reserved.] ..............................................3
       Section 2.04.           Delivery of Contracts ....................................4
       Section 2.05.           Servicing of Contracts and Related Credits ...............4
       Section 2.06.           Review of Contracts ......................................4

ARTICLE 3                  REPRESENTATIONS AND WARRANTEES ...............................5

       Section 3.01.           Representations and Warranties of the Sellers ............5
       Section 3.02.           Representations and Warranties of TFI ...................12
       Section 3.03.           Purchase or Substitution Required upon
                               Breach of Certain Representations and Warranties ........13
       Section 3.04.           Requirements for Purchase or Substitution of Contracts ..14

ARTICLE 4                  SELLER COVENANTS ............................................16

       Section 4.01.           Seller Covenants ........................................16
       Section 4.02.           TFI Covenants ...........................................19
       Section 4.03.           Assignment of Assets ....................................20

ARTICLE 5                  CONDITIONS PRECEDENT ........................................20

       Section 5.01.           Conditions to TFI's Initial Obligations .................20
       Section 5.02.           Conditions to the Sellers' Obligations ..................21

ARTICLE 6                  TERM AND TERMINATION ........................................22

       Section 6.01.           Term ....................................................22
       Section 6.02.           Default by Sellers ......................................22

ARTICLE 7                  MISCELLANEOUS ...............................................22

       Section 7.01.           Amendments ..............................................22
       Section 7.02.           Governing Law ...........................................23
       Section 7.03.           Notices .................................................23
       Section 7.04.           Separability Clause .....................................23
       Section 7.05.           Assignment ..............................................23
       Section 7.06.           Further Assurances ......................................23

       Section 7.07.           No Waivers; Cumulative Remedies .........................23
       Section 7.08.           Binding Effect; Third Party Beneficiaries ...............24
       Section 7.09.           Set-Off .................................................24
       Section 7.10.           Counterparts ............................................24

ANNEX A      --    FORM OF SUPPLEMENT FOR SUBSTITUTE CONTRACTS AND UPGRADE
                   CONTRACTS
EXHIBIT A    --    FORM OF CONTRACT
EXHIBIT B    --    FORM OF ASSET ASSIGNMENT

         THIS RECEIVABLES PURCHASE AGREEMENT, dated as of March 1, 1996 (this "Agreement"), by and among Trendwest Resorts, Inc., an Oregon corporation (herein, together with its permitted successors and assigns, "Trendwest"), TW Holdings, Inc., a Nevada corporation (herein, together with its permitted successors and assigns, "TW Holdings"), and Trendwest Funding I, Inc., a Delaware corporation (herein, together with its permitted successors and assigns, "TFI").

                              PRELIMINARY STATEMENT

         TRI Funding Company I, L.L.C., a Delaware limited liability company (the "Issuer") has entered into an Indenture, dated as of March 1, 1996 (as amended and supplemented from time to time, the "Indenture"), with LaSalle National Bank, as trustee (herein, together with its permitted successors and assigns, the "Trustee"), and Trendwest, as servicer (herein, together with its permitted successors and assigns, the "Servicer"), pursuant to which the Issuer intends to issue its Notes as provided in the Indenture (the "Notes").

         In furtherance thereof, Trendwest and TW Holdings, (collectively, the "Sellers") and TFI have entered into this Agreement to provide for, among other things, the acquisition by TFI of all of the right, title and interest in and to certain Assets which will be sold by TFI to the Issuer pursuant to that certain Purchase and Sale Agreement, dated as of even date herewith, by and among TFI, SPC and the Issuer (the "Sale Agreement"). The Issuer will be pledging to the Trustee the Assets, and the Issuer will be granting to the Trustee a security interest in the Assets, as security for the Notes. As a precondition to the effectiveness of this Agreement, the Issuer, the Trustee, the Subservicer and the Servicer will enter into the Servicing Agreement, dated as of March 1, 1996 (as amended and supplemented from time to time, the "Servicing Agreement"), to provide for the administration and servicing of the Assets. In connection with the issuance of the Notes and pursuant to this Agreement, the Sellers will sell the Assets to TFI. Such sale shall be effected by this Agreement and an Asset Assignment among the Sellers and TFI, and the list of Contracts so conveyed shall be listed on Schedule I to such Asset Assignment.

         In order to further secure the Notes, TFI is granting to the Issuer, pursuant to the Sale Agreement, and the Issuer subsequently will grant to the Trustee pursuant to the Indenture, a security interest in, among other things, TFI's rights derived under this Agreement, and the Sellers agree that all representations, warranties, covenants and agreements made by them in this Agreement with respect to the Assets shall also be for the benefit and security of the Issuer and the Trustee and all holders from time to time of the Notes. In consideration for the Assets and their representations, warranties, covenants and other agreements under this Agreement, the Sellers will receive cash on the Closing Date and an interest in payments to TFI from the Issuer.

                                    ARTICLE 1

                                   DEFINITIONS

            Section 1.01. Defined Terms. For purposes of this Agreement the following terms shall have the meanings specified herein. Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Indenture or the Sale Agreement.

         "Acquisition Consideration" shall mean, with respect to any Contracts and the related Receivables, the cash which shall be paid by TFI to the Sellers on the Closing Date and an interest in payments to TFI from the Issuer in an aggregate amount equal to 100% of the aggregate principal amount outstanding on the Contracts as of the Cut-Off Date plus accrued interest through the Closing Date.

         "Asset Assignment" shall mean the Asset Assignment, substantially in the form attached hereto as Exhibit B, which shall be entered into in connection with the conveyance of Assets from the Sellers to TFI on the Closing Date.

         "Assets" shall mean all of the Sellers' right, title and interest in and to (a) the Contracts and the related Receivables, including the proceeds of the Contracts and the related Receivables and all payments received on or with respect to the Contracts and the related Receivables and due after the Cut-Off Date, (b) the Contract Files and the Custodian Files, (c) the Sellers' rights and interests in the related Credits, (d) the Servicing Charges with respect to the Contracts and (e) all income and proceeds of the foregoing or relating thereto.

         "Contract File" shall mean, with respect to each Contract, the following documents:

                  (i) a copy of the Contract;

                  (ii) notice of assignment; and

                  (iii) any other documents or papers relating to servicing the Receivables.

         "Custodian" shall mean Sage Systems, Inc. and its permitted successors and assigns.

         "Custodian File" shall mean, with respect to each Contract, the following documents:

                  (i) the original Contract; and

                  (ii) notice of assignment.

         "Cut-Off Date" shall have the meaning set forth in the Indenture.

         "Electronic Ledgers" shall mean the electronic master records of all contracts of the Sellers or the Issuer similar to and including the Contracts.

         "Eligible Contract" shall mean a Contract that satisfies the selection criteria set forth in Section 3.01(a) hereof and which is aged at least four months, provided that with respect to any Substitute Contract, any reference in such Section to Cut-Off Date shall be deemed to refer to the date as of which such Substitute Contract is conveyed to the Seller in accordance with Section
3.04 hereof.

         "Indenture" shall mean the Indenture, dated as of March 1, 1996, by and among the Issuer, the Trustee and the Servicer, as amended and supplemented from time to time.

         "Seller Address" with respect to Trendwest shall mean 12301 N.E. 10th Place, Bellevue, Washington 98005 and with respect to TW Holdings shall mean 245
E. Liberty Street, 3rd Floor, Reno, Nevada 89520.

         "SPC" shall mean TWH Funding, Inc. and its successors in interest.

         "Substitute Contract" shall have the meaning set forth in Section 3.04(b) hereof.

         "Substitute Receivable" shall mean the Receivable related to a Substitute Contract.

         "Substitution Criterion" shall have the meaning set forth in Section 3.04(b) hereof.

         "TFI Address" shall mean 12301 N.E. 10th Place, Bellevue, Washington 98005.

         "Upgrade" shall have the meaning set forth in the Indenture.

         "Upgrade Contract" shall have the meaning set forth in the Indenture.

                                    ARTICLE 2

                              ACQUISITION OF ASSETS

         Section 2.01. [Reserved.]

         Section 2.02. Acquisition. In return for the Asset Consideration and other rights created by this Agreement, each of the Sellers hereby transfers, assigns, sells and grants to TFI, without recourse except as provided in Section
3.03 of this Agreement, on the Closing Date, any and all of such Seller's respective right, title and interest in and to all of the Assets relating to the Contracts set forth on Schedule I to the Asset Assignment. Each of the Sellers hereby acknowledges that its transfer of the Assets to TFI is absolute and irrevocable, without reservation or retention of any interest whatsoever by such Seller.

         Section 2.03. [Reserved.]

         Section 2.04. Delivery of Contracts; Filing of Financing Statements.
(a) In connection with TFI's acquisition of the Assets, Trendwest, on behalf of the Sellers, TFI and the Issuer, shall deliver, or cause the delivery of, the original Contracts to the Custodian so that the Custodian may retain possession thereof as provided in the Transaction Documents. In addition, the Sellers agree to execute, and Trendwest agrees to record and file prior to the Closing Date at its own expense, financing statements (and thereafter timely continuation statements with respect to such financing statements) with respect to the Assets, in accordance with Section 3.01(a)(viii) and Section 4.01(c) hereof.

         (b) In connection with such acquisition, each of the Sellers shall promptly, at its own expense, cause any Electronic Ledger maintained by it to be marked to show which Assets have been acquired by TFI in accordance with this Agreement and transferred by TFI to the Issuer and pledged by the Issuer to the Trustee in accordance with the Transaction Documents.

         (c) It is the intention of the Sellers and TFI that TFI is acquiring full and absolute title to the Assets. If it is determined, however, that the Sellers have transferred to TFI a security interest in the Assets, then this Agreement shall constitute a security agreement under applicable law, and each of the Sellers does hereby pledge, grant and assign to TFI a security interest in the Assets.

         Section 2.05. Servicing of Contracts and Related Credits. The Servicer shall service the Contracts and the other Assets for the benefit of the Issuer (and its successors and assigns) in accordance with the terms and conditions of the Transaction Documents. Notwithstanding the foregoing, Trendwest acknowledges and agrees that its obligations under this Agreement are independent of any obligations it may have as Servicer and that its obligations under this Agreement will continue in full force and effect, whether or not it is acting as Servicer, until termination of this Agreement in accordance with Section 6.01 hereof, unless otherwise provided herein.


         Section 2.06. Review of Contracts. If any of the Sellers or the Custodian (who shall thereupon notify TFI, Trendwest and the Trustee) discovers that any Contracts are missing or defective (that is, mutilated, damaged, defaced, incomplete, improperly dated, forged or otherwise physically altered) in any material respect, Trendwest shall correct or cure such omission, defect or other irregularity within 30 days from the date Trendwest discovered such omission or defect, or from the date Trendwest is notified by the Custodian of such omission or defect. In the event Trendwest is unable to correct or cure such omission, defect or irregularity within the 30-day period described in the preceding sentence, Trendwest shall purchase or replace such Contract from TFI in accordance with Section 3.03 hereof.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTEES

         Section 3.01. Representations and Warranties of the Sellers. Each of Trendwest, with respect to all of the Contracts and related Receivables, and TW Holdings, with respect to the Contracts and related Receivables transferred by TW Holdings hereby and by the Asset Assignment, hereby makes the following representations and warranties to TFI and for the benefit of the Issuer, the Trustee and Holders of the Notes, on which TFI relies in acquiring the Assets and on which the Holders rely in purchasing the Notes. Such representations and warranties shall survive any subsequent transfer, assignment, contribution or conveyance of the Contracts and related Receivables and interest in the related Credits and any issuance of Notes.

         (a) As to each Contract, as of the Closing Date:

                  (i) The information set forth in the Contract Schedule is true and correct as of the Cut-Off Date.

                  (ii) The rights with respect to the Contract are assignable by the lender thereunder and its successors and assigns without the consent of any Person.

                  (iii) The applicable Seller has heretofore provided to the Custodian the sole original counterpart of the Contract, together with any and all amendments, waivers and modifications thereto, except for any original executed counterparts which have been marked to show that they have been pledged by the Issuer to the Trustee under the Indenture, and the terms of such Contract have not been further amended, waived or modified subsequent to the above being provided to the Custodian.

                  (iv) The Electronic Ledgers have been marked as provided in
         Section 2.04(b) hereof.

                  (v) The Contract was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer or assignment of such document under any of the Transaction Documents, including any repurchase in accordance with the Transaction Documents.

                  (vi) The Contract is in full force and effect in accordance with its respective terms, and none of the Sellers or any Obligor has or will have suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by the other party to such Contract; as of the Closing Date, no Scheduled Payment with respect to such Contract has not been received and remains unpaid for a period of 30 or more days (without regard to advances, if any, made by the Servicer), and there are no proceedings pending, or to the best of the knowledge of any Seller, threatened asserting insolvency of such Obligor; there has been no other default, breach or violation and no event other than relating to an Upgrade, permitting acceleration under such Contract; there are no proceedings pending, or to the best of the knowledge of any Seller, threatened, wherein such Obligor or any governmental agency has alleged that such Contract is illegal or unenforceable; and none of the related Scheduled Payments are subject to any set-off or credit of any kind.

                  (vii) The Contract is the valid, binding and legally enforceable obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

                  (viii) All actions, filings (including UCC filings) and recordings as are required by the Indenture and that may be necessary to perfect a first priority security interest of the Issuer and the Trustee in, and the sale by the applicable Seller to TFI and the sale from TFI to the Issuer of, the Contract and the related Receivables being acquired and the granting of a security interest in the security interest in the related Credits hereunder have been accomplished and are in full force and effect.

                  (ix) The Contract is identical to one of the form contracts attached as Exhibit A hereto, except for either (i) such immaterial modifications or deviations from the form contract which appear in such Contract, which immaterial modifications or deviations will not have a material adverse effect on the Holders of the Notes or (ii) such modifications or deviations as set forth on Schedule I to the Asset Assignment related to such Contract.

                  (x) The Contract was originated by Trendwest in Trendwest's ordinary course of business and meets Trendwest's qualifications for originating vacation credit installment contracts. The origination and collection practices used by Trendwest and the applicable Seller with respect to such Contract have been in all respects legal, proper, prudent and customary in the vacation credit financing and servicing business.

                  (xi) The Receivable is under a Contract that has a term to the last Scheduled Payment Date of not more than 84 months and not less than one month.

                  (xii) The Contract obligates the related Obligor to make all Scheduled Payments thereunder in full notwithstanding the collection by Trendwest of a security deposit with respect thereto. The calculation of the Collateral Value of the related Receivable does not include any security deposits or similar payments collected by or on behalf of Trendwest which are applied to Scheduled Payments.

                  (xiii) All requirements of applicable federal, State and local laws, and regulations thereunder, including, without limitation, usury laws, if any, in respect of the Contract have been complied with in all material respects, and such Contract complied in all material respects at the time it was originated or made and now complies in all material respects with all legal requirements of the jurisdiction in which it was originated.

                  (xiv) The Contract is not and will not be subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, whether arising out of transactions concerning such Contract or otherwise, and the operation of any of the terms of such Contract or the exercise by the applicable Seller or the Obligor of any right under such Contract will not render such Contract unenforceable in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, except that certain rights or defenses may exist under applicable law which, individually or in the aggregate, do not make the remedies available to the Seller with respect to such Contract inadequate for the practical realization of the benefits provided thereby.

                  (xv) Each of the Sellers has duly fulfilled all obligations on the lender's part to be fulfilled under or in connection with the Contract, including, without limitation, giving any notices or consents necessary to effect the acquisition of the Assets by TFI and has done nothing to impair the rights of TFI in such Contract or payments with respect thereto.

                  (xvi) The Contract and the related Seller's interest in the related Credits have not been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer (except for such interests in the Purchased Assets which shall be terminated on or prior to the Closing Date), and upon execution and delivery hereof and of the Asset Assignment by the related Seller and the payment by the Issuer of the related Acquisition Consideration, TFI will have all of the right, title and interest in and to such Seller's interest in the Contract and the related Receivable and a security interest in the related Credits, free and clear of all liens and encumbrances, except for the interests of the Obligor pursuant to such Contract. Such Contract has not been satisfied, subordinated or rescinded.

                  (xvii) The relevant Seller has no specific knowledge that the Contract will not be fully performed in accordance with its terms.

                  (xviii) The Obligor has made the first payment (which payment may be an advance payment under such Contract) due under the Contract within the time set forth in such Contract.

                  (xix) The related Obligor is located in the United States of America or Canada, and the related Scheduled Payments are payable in U.S. dollars.

                  (xx) Except for changes due to Upgrades, the related Scheduled Payments were established at the time such Contract was originated.

                  (xxi) There are no unpaid brokerage or other fees owed to third parties relating to the origination of the Contract.

                  (xxii) The Contract cannot be rescinded pursuant to applicable consumer finance laws.

                  (xxiii) The contract was originated in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to the origination of the Contract (including, without limitation, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, and any other federal, state and local laws relating to interest, usury, consumer credit, equal credit opportunity, fair credit reporting, privacy, consumer protection, false or deceptive trade practices and disclosure, the Mail Fraud statute and any timeshare disclosure), non-compliance with which could have a material adverse effect on the enforceability or value of the Contract.

                  (xxiv) All Scheduled Payments are due and payable on a monthly basis and such Scheduled Payments are level payments throughout the terms of the Contracts.

         (b) As to the aggregate pool of Contracts as of the Closing Date no Seller used any selection procedures that identified the Contracts as being less desirable or valuable than other comparable vacation credit installment contracts owned by such Seller.

         (c) As to each Seller as of the Closing Date:

                  (i) Such Seller has been duly organized and is validly existing and in good standing as a corporation under the laws of the State in which such Seller was organized with corporate power and authority to own its properties and to transact the business in which it is now engaged, and such Seller is duly qualified to do business in and is in good standing under the laws of each State in which its business is located or is not required under applicable law to effect such qualification, except where failure to so qualify would not have a material adverse effect on the ability of such Seller to perform its obligations under the Transaction Documents or on any of the Contracts, the Receivables or the related Credits or on the ability of such Seller, TFI, the Issuer or the Trustee to realize upon or enforce the same.

                  (ii) The performance of the obligations of such Seller under this Agreement and the other Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in any breach of any of the terms or provisions of, or constitute with or without notice, lapse of time or both, a default under the Articles of Incorporation or Bylaws of such Seller, or any material indenture, agreement, mortgage, deed of trust or other instrument to which such Seller is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance (except the lien created by the Transaction Documents) upon any of the property or assets of such Seller pursuant to the terms of such indenture, mortgage, deed of trust, or other agreement or instrument to which such Seller is a party or by which such Seller is bound or to which any of such Seller's property or assets is subject, nor will such action result in any violation of the provisions of such Seller's Articles of Incorporation or By-laws or any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over such Seller or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with or other action of any court, or any such regulatory authority or other governmental agency or body is required for consummation of the transactions contemplated by this Agreement and the other Transaction Documents except such consents, approvals and authorizations which have been obtained or such registrations or qualifications which have been made.

                  (iii) This Agreement and any other Transaction Document to which such Seller is a party have been duly authorized, executed and delivered by such Seller by all necessary corporate action and such agreements are the valid and legally binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, subject as to enforcement to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

                  (iv) The relevant Seller Address is the chief executive office, principal place of business and the office where such Seller keeps its records concerning the Contracts, Receivables and the related Credits. Such Seller has not used any address other than its Seller Address and 4010 Lake Washington Boulevard, Suite 300, Kirkland, Washington 98033, in the previous five-year period. Such Seller's legal name is as set forth in this Agreement. Such Seller has not used or done business under any other name in the previous six-year period.

                  (v) Such Seller does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Agreement.

                  (vi) The transactions contemplated by the Transaction Documents are being consummated by such Seller in furtherance of its ordinary business purposes, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors.

                  (vii) The consideration received by such Seller pursuant to this Agreement is fair consideration having value reasonably equivalent to or in excess of the value of the performance of such Seller's obligations hereunder.

                  (viii) Neither on the date of the transactions contemplated by the Transaction Documents or immediately before or after such transactions, nor as a result of the transactions, will such Seller:

                        (A) be insolvent such that the sum of its debts is
                  greater than all of its respective property, at a fair valuation;

                        (B) be engaged in, or about to engage in, business or a
                  transaction for which any property remaining with such Seller will be an unreasonably small capital or the remaining assets of such Seller will be unreasonably small in relation to its respective business or the transaction; and

                        (C) have intended to incur, or believed it would incur,
                  debts that would be beyond its respective ability to pay as such debts mature or become due. Such Seller's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due.

                  (ix) Both immediately before and after the transactions contemplated by the Transaction Documents (a) the present fair salable value of such Seller's assets was or will be in excess of the amount that will be required to pay its probable liabilities as they then exist and as they become absolute and matured; and (b) the sum of such Seller's assets was or will be greater than the sum of its debts, valuing its assets at a fair salable value.

                  (x) The acquisition of the Assets by TFI pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                  (xi) There are no proceedings or investigations pending or, to the knowledge of such Seller, threatened against or affecting such Seller in or before any court, governmental authority or agency or arbitration board or tribunal which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of such Seller, or the ability of such Seller to perform its obligations under this Agreement or the other Transaction Documents. Such Seller is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.

                  (xii) All tax returns or extensions required to be filed by such Seller in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon such Seller, or upon any of the respective properties, income or franchises shown to be due and payable on such returns have been, or will be, paid. All such tax returns are true and correct, and such Seller has no knowledge of any proposed additional tax assessment against it in any material amount nor of any basis therefor. The provisions for taxes on the books of such Seller are in accordance with generally accepted accounting principles.

                  (xiii) Such Seller (i) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject,
         (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, and (iii) is not in violation in any material respect of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound which violation or failure to obtain might materially adversely affect the business or condition (financial or otherwise) of such Seller.

                  (xiv) The Sellers and TFI are members of an affiliated group within the meaning of Section 1504 of the Code which has filed and will continue to file a consolidated federal income tax return at all times until termination of the Transaction Documents.

                  (xv) It is the intention of such Seller that the Assets are being or have been acquired by TFI and that the beneficial interest in and title to the Assets are not part of such Seller's estate in the event of the filing of a bankruptcy petition by or against such Seller under any bankruptcy law.

                  (xvi) Immediately prior to the acquisition of the Assets by TFI pursuant to this Agreement, such Seller was the sole owner of its portion of the Assets at such time and had good and marketable title to the Assets, free and clear of all liens, claims and encumbrances (except for the Acquisition Consideration and security interests in the Assets which shall be terminated on or prior to the Closing Date).

                  (xvii) The Sellers will treat the transfer of the Assets as a sale to TFI for federal, State and local income tax reporting and accounting purposes.

                  (xviii) The sale of the Assets pursuant to this Agreement constitutes the valid sale by the Sellers to TFI of all of the Sellers' right, title and interest in the Assets.

                  (xix) The Sellers have valid business reasons for selling the Assets to TFI pursuant to this Agreement rather than obtaining a loan secured by the Assets.

                  (xx) The Sellers will be operated generally so as to not be substantively consolidated with TFI for bankruptcy purposes.

                  (xxi) No event has occurred that adversely affects the Sellers' ability to perform the transactions contemplated by the Transaction Documents.

                  (xxii) Each pension plan or profit sharing plan to which each of the Sellers is a party has been fully funded in accordance with the obligations of such Seller as set forth in such plan.

                  (xxiii) Neither the acquisition nor the holding of the Contracts and the related Receivables violates any federal or State law, rule or regulation the non-compliance with which could have a material adverse effect on the value of the Contracts or the related Receivables.

         Section 3.02. Representations and Warranties of TFI. TFI hereby makes the following representations and warranties for the benefit of the Issuer, the Trustee and Holders of the Notes, on which the Sellers rely in entering into this Agreement with TFI and on which the Holders of the Notes rely in purchasing the Notes; such representations and warranties speak as of the Closing Date unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Assets or any part thereof:


                  (a) TFI has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware, with corporate power and authority to own its properties, perform its obligations under the Transaction Documents and to transact the business in which it is now engaged or in which it proposes to engage; TFI is duly qualified to do business and is in good standing in each State in which the nature of its business requires it to be so qualified, except where failure to so qualify would not have a material adverse effect on the ability of TFI to perform its obligations under the Transaction Documents.

                  (b) The transfer to and receipt by TFI of the Sellers' interest in the Contracts, the Receivables and the related Credits pursuant to this Agreement and the consummation of the transactions contemplated herein and in the Transaction Documents will not conflict with or result in breach of any of the terms or provisions of, or constitute (with or without notice, lapse of time or both) a default under the Certificate of Incorporation or By-laws of TFI or any material indenture, agreement, mortgage, deed of trust or other instrument to which TFI is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance (except for the lien created by the Sale Agreement and the Indenture) upon any of the property or assets of TFI pursuant to the terms of, such indenture, mortgage, deed of trust, or other agreement or instrument to which TFI is a party or by which it is bound or to which any of the property or assets of TFI is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of TFI or any statute or any order, rule or regulation of any court or regulatory authority or other governmental agency or body having jurisdiction over TFI or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with or other action of any court or any such regulatory authority or other governmental agency or body is required for the acquisition of the Assets hereunder.

                  (c) The Transaction Documents to which TFI is a party have been duly authorized, executed and delivered by TFI by all necessary corporate action and constitute valid and legally binding obligations of TFI enforceable against TFI in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of equity or law.

                  (d) There are no proceedings or investigations to which TFI is a party pending or, to the knowledge of TFI, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (a) asserting the invalidity of this Agreement, (b) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, or (c) seeking any determination or ruling that would materially and adversely affect the performance by TFI of its obligations under, or the validity or enforceability of, this Agreement.

                  (e) All approvals, authorizations, consents, orders or other actions of any Person or of any court, governmental agency or body or official, required in connection with the execution and delivery of this Agreement, have been or will be taken or obtained on or prior to the Closing Date.

                  (f) The TFI Address is the principal place of business and chief executive office of TFI.

         Section 3.03. Purchase or Substitution Required upon Breach of Certain Representations and Warranties. Upon discovery by TFI or any of the Sellers of the breach of any representations or warranties set forth in Section 3.01 or
3.02 hereof which materially and adversely affects the value of a Contract, Receivable, the related Credits, or the interests of the Holders of the Notes, or a breach of any of the representations and warranties set forth in Sections 3.01(a)(v), 3.01(a)(vi), 3.01(a)(vii), 3.01(a)(xiii), 3.01(a)(xiv),
3.01(a)(xvi), 3.01(a)(xxii) or 3.01(a)(xxiii) hereof, the party discovering such breach shall give prompt written notice to the other parties. Trendwest shall, within 30 days from the date it was notified of, or otherwise discovers, such breach, cure such breach, or, (1) if the breach relates to a particular Contract and is not cured, either (a) purchase TFI's interest in such Contract and the related Receivable from TFI at the Purchase Price or (b) provide a Substitute Contract or (2) if the breach relates to a representation or warranty regarding the selection criteria of the Contracts as a whole and is not cured by Trendwest, either (a) purchase TFI's interest in such non-conforming Contracts and the related Receivables from TFI or (b) provide Substitute Contracts as set forth above, so that the representations and warranties with respect to the selection criteria are correct, as evidenced by a certificate of an officer of Trendwest to the Trustee. The Purchase Price for a purchased Contract shall be paid, and any Substitute Contract shall be delivered, by Trendwest to TFI in accordance with
Section 3.04(c) hereof. It is understood and agreed that the obligation of Trendwest to cure or purchase or replace any Contract as to which such a breach has occurred shall constitute the sole remedy respecting such breach available to TFI, the Issuer, the Holders of Notes or the Trustee on behalf of such Holders (except for any indemnities provided under Section 4.01(j) hereof or any obligations under the Sale Agreement or the Indenture) for any losses, claims, damages and liabilities arising from TFI's interest in such Contract or the inclusion of TFI's interest in such Contract in the Trust Estate.

         Section 3.04. Requirements for Purchase or Substitution of Contracts; Upgrades. (a) If Trendwest is required to purchase TFI's interest in any Contract and the related Receivables under Section 3.03 hereof, if TFI or Trendwest is required to purchase the Issuer's interest in any Contract and the related Receivables under Section 3.03 of the Sale Agreement, or if the Issuer is required or elects to purchase the Trustee's interest in any Contract and the related Receivables under Section 3.10 of the Servicing Agreement, such Contract and related Receivables shall be purchased by Trendwest at the Purchase Price. All purchases shall be accomplished at the times specified in subsection (c) below.

         (b) If Trendwest is required to substitute any Contract under Section
3.03 hereof or if TFI or Trendwest is required to substitute any Contract under
Section 3.03 of the Sale Agreement (a "Substitute Contract"), each such Substitute Contract shall (i) be an Eligible Contract; (ii) be written on one of the standard forms attached as Exhibit A to this Agreement; (iii) be accompanied by a supplement to this Agreement substantially in the form of Annex A hereto subjecting such Contract to the provisions hereof and providing with respect to such Substitute Contract the information required in the Contract Schedule; (iv) not have been selected using procedures that identified the Contracts as being less desirable or valuable than other comparable vacation credit installment contracts owned by Trendwest; and (v) not have any Scheduled Payments that are due after the Stated Maturity Date of the Notes. In addition, (i) such Substitute Contracts shall have an aggregate Collateral Value at least equal to and not substantially greater than the aggregate Collateral Value of the Contracts being withdrawn as of the date of withdrawal (the "Substitution Criterion") and (ii) the representations and warranties set forth in Sections
3.01 and 3.02 shall be true and correct with respect to such Substitute Contract and the aggregate pool of Contracts as of the date such Substitute Contract is conveyed to TFI.

         Upon the substitution of any Substitute Contract pursuant to the provisions of this Section 3.04(b), Trendwest hereby agrees that such Substitute Contract will be subject to all the terms and provisions of this Agreement, the Sale Agreement, the Servicing Agreement, the Custodian Agreement and the Indenture just as if such Substitute Contract had been one of the original Contracts acquired on the Closing Date. Upon the substitution of a Substitute Contract pursuant to this Section 3.04(b), TFI and Trendwest shall also comply with the provisions and limitations set forth in the Indenture. All substitutions shall be accomplished at the time specified in subsection (c) below.

         (c) Any purchase or substitution of a Contract by Trendwest in accordance with Section 3.03 hereof or this Section 3.04 or by TFI or Trendwest under Section 3.03 or Section 3.04 of the Sale Agreement shall be made either by remittance of the Purchase Price to the Subservicer for deposit into the Clearing Account in accordance with Section 3.03(a) of the Servicing Agreement or by substitution of a Substitute Contract, as applicable, within one Business Day following the expiration of the cure period set forth in Section 3.03 hereof.

         (d) If an Obligor desires to enter into an Upgrade Contract, Trendwest, as Servicer, shall inform the Issuer of such fact. In such event, if the Issuer desires to enter into such Upgrade and so advises Trendwest, Trendwest for the benefit of the Issuer may (but shall not be obligated to) enter into an Upgrade Contract with such Obligor and transfer such Upgrade Contract to TFI for transfer to the Issuer in exchange for the existing Contract with such Obligor and an amount equal to the difference in the principal balance between the existing Contract and the Upgrade Contract (which amount shall be paid to Trendwest by increasing the amount owed by TFI under the intercompany debt between TFI and Trendwest); provided, however, that (i) such Upgrade Contract has an interest rate that is not more than 1.0% per annum lower than the interest rate on the Contract that is being replaced, (ii) each Scheduled Payment under the Upgrade Contract shall be the equal to or greater than the Scheduled Payments on the existing Contract, (iii) such Obligor has made all Scheduled Payments due on or before the date of such Upgrade, (iv) such Upgrade Contract is written on one of the standard forms attached as Exhibit A to this Agreement, (v) simultaneous with the execution of the Upgrade Contract, Trendwest shall execute a form of assignment to TFI attached to such Upgrade Contract, and indicate on the face of the Upgrade Contract that such contract is being sold to TFI, so that TFI can immediately execute an assignment to the Issuer and be pledged to the Trustee pursuant to the Indenture, (vi) such Upgrade Contract shall be delivered by Trendwest to the Custodian immediately after execution of such contract by the Obligor, WorldMark and Trendwest (and, in any event, prior to the release of the original Contract), (vii) the transfer of the Upgrade Contract shall not be effective (and the lien of the Trustee on the existing Contract and the related Receivable shall not be released) until after any applicable rescission period has expired and (viii) clauses (i)-(vii) above shall be representations and warranties of Trendwest, and Trendwest shall be obligated to purchase from the Issuer any Upgrade Contract that does not comply with such representations and warranties. Simultaneous with the delivery of such Upgrade Contract to the Custodian, Trendwest shall deliver to the Trustee a supplement to this Agreement substantially in the form of Annex A hereto subjecting such Contract to the provisions hereof and providing with respect to such Upgrade Contract the information required on the Contract Schedule.

         Upon the acquisition by TFI and, subsequently, the Issuer of any Upgrade Contract pursuant to the provisions of this Section 3.04(d), Trendwest hereby agrees that such Upgrade Contract will be subject to all the terms and provisions of this Agreement, the Sale Agreement, the Servicing Agreement and the Indenture just as if such Upgrade Contract had been one of the original Contracts acquired on the Closing Date.

                                    ARTICLE 4

                                SELLER COVENANTS

         Section 4.01. Seller Covenants. Each Seller hereby covenants and agrees with TFI as follows:

                  (a) Except as hereinafter provided, such Seller will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Contracts and to perform its duties hereunder. Any person into which such Seller may be merged or consolidated, or to whom such Seller has sold substantially all of its assets, or any corporation resulting from any merger, conversion or consolidation to which such Seller shall be a party, or any Person succeeding to the business of such Seller shall be the successor of such Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that (w) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01(c) hereof shall have been breached, (x) such successor executes an agreement of assumption, in form reasonably satisfactory to the Trustee, to perform every obligation under this Agreement, (y) such Seller shall have delivered to TFI a certificate of an officer of such Seller and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement of assumption complies with this Section 4.01 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) such Seller shall have delivered to TFI an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of TFI in the Contracts and reciting the details of such filings, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

                  (b) Neither such Seller nor any of the directors, officers, employees or agents of such Seller shall be under any liability to TFI, the Trustee or the Holders of Notes for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment not involving recklessness or negligence; provided, however, that this provision shall not protect such Seller against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. Such Seller, and any director, officer, employee or agent of such Seller, may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Such Seller shall not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its obligations as the seller of the Assets under this Agreement and that in its opinion may involve it in any expense or liability.

                  (c) Such Seller will from time to time, at its own expense, execute and file such additional financing statements (including continuation statements) as may be necessary or which the Trustee may deem appropriate to preserve the security interests and liens described in Section 3.01(a)(viii) hereof and are reasonably satisfactory in form and substance to TFI and the Issuer.

                  (d) Such Seller will not change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement misleading within the meaning of section 9-402(7) of the UCC, unless it shall have given TFI, the Issuer and the Trustee at least 30 days' prior written notice thereof.

                  (e) Such Seller will give TFI, the Issuer and the Trustee at least 30 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement.

                  (f) Such Seller will duly fulfill all obligations on its part to be fulfilled under or in connection with each Contract, will not change or modify the terms of the Contracts (and shall prevent any third-party originator that still owns any Contract from changing or modifying the terms of any such Contract) except as expressly permitted by the terms of the Transaction Documents and will do nothing to impair the rights of TFI, the Issuer or the Trustee in the Assets. In the event that the rights of such Seller under any Contract or any guaranty of the related Obligor's obligations under any Contract are not assignable to TFI or the Issuer, such Seller will enforce such rights on behalf of TFI or the Issuer; the Seller is not aware of any such inability to assign any Contracts.

                  (g) Such Seller will comply, in all material respects, with all material acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Assets or any part thereof; provided, however, that such Seller may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of TFI, the Issuer or the Trustee in the Assets.

                  (h) Such Seller will advise TFI, the Issuer and the Trustee promptly, in reasonable detail, of the occurrence of any breach by such Seller following discovery by such Seller of such breach of any of its representations, warranties and covenants contained herein.

                  (i) Such Seller will execute or endorse, acknowledge, and deliver to TFI, the Issuer and the Trustee from time to time such schedules, confirmatory assignments, conveyances, and other reassurances or instruments and take such further similar actions relating to the Assets, and the rights covered by the Transaction Documents, as TFI, the Issuer or the Trustee may reasonably request to preserve and maintain title to the Assets and the rights of the Trustee and the Holders of Notes therein against the claims of all persons and parties.

                  (j) Trendwest agrees to indemnify, defend and hold TFI harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or expense (including interest, penalties, reasonable attorney's fees and amounts paid in settlement) that is caused by (i) a material breach at any time by any Seller of its representations, warranties and covenants contained in Section 3.01 hereof or this
        Section 4.01 or (ii) any material information furnished by any Seller which is set forth in any schedule delivered hereunder, being untrue in any material respect when any such representation was made or schedule delivered, provided that Trendwest shall not have any liability with respect to a representation or warranty as to any specific Contract, Receivable or the related Credits other than to purchase such Contract or substitute for such Contract in accordance with Section 3.03 hereof unless such breach of representation or warranty is the result of a Seller's fraud, negligence, bad faith or willful misconduct. Trendwest shall also indemnify the Issuer, the Trustee and the Servicer for any cost or expenses incurred by them in the enforcement of this Agreement. The obligations of Trendwest under this Section 4.01(j) shall be considered to have been relied upon by TFI and shall survive the execution, delivery and performance of this Agreement, regardless of any investigation made by or on behalf of TFI, until termination of the Indenture. If Trendwest has made any indemnity payments pursuant to this
        Section 4.01(j) and thereafter the recipient collects any of such amounts from others, such party will promptly repay the amount collected to Trendwest, without interest.

                  (k) Such Seller will do nothing to disturb or impair the acquisition hereunder by TFI of all of such Seller's right, title and interest in the Assets or the Issuer's rights, title or interest in the Purchased Assets.

                  (l) Such Seller (i) will (A) maintain its books and records separate from the books and records of TFI and (B) maintain bank accounts separate from those of TFI and (ii) will not (x) take, prior to the complete payment of the Notes, any action that would cause the dissolution or liquidation of TFI, (y) guarantee (directly or indirectly), endorse or otherwise become contingently liable (directly or indirectly) for the obligations of TFI or (z) institute against TFI, or join any other person in instituting against TFI, any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar laws.

                  (m) Such Seller shall notify TFI, the Issuer and the Trustee promptly after becoming aware of any Lien on any Asset.

                  (n) On each date as of which Trendwest substitutes a Substitute Contract in accordance with Section 3.03 hereof, Trendwest shall provide to TFI a supplement to this Agreement substantially in the form of Annex A hereto subjecting such Contract to the provisions hereof and providing with respect to such Substitute Contract the information required in the Contract Schedule.

                  (o) The annual financial statements of such Seller will disclose the effects of the transactions contemplated by the Transaction Documents in accordance with generally accepted accounting principles. The financial statements of such Seller and TFI will also disclose that the assets of TFI are not available to pay creditors of such Seller. The resolutions, agreements and other instruments underlying the Transaction Documents will be continuously maintained by such Seller as official records.

                  (p) Such Seller will, at its own cost and expense, (i) retain the Electronic Ledger as a master record of the Contracts and the related Credits and copies of all documents relating to each Contract (other than the original executed Contracts) as custodian for the Issuer and other Persons, if any, with interests in the Contracts and the related Credits and (ii) mark the Contracts and the Electronic Ledger to the effect that the Contracts and such Seller's interest in the related Credits have been acquired by TFI, that the Contracts and the related Receivables subsequently have been transferred by TFI to the Issuer and a security interest in the related Credits have been granted by TFI to the Issuer and that such Receivables, security interests and rights have been pledged, transferred and assigned to the Trustee by the Issuer pursuant to the Indenture.

                  (q) Such Seller will perform the transactions contemplated by this Agreement in a manner that is consistent with TFI's ownership interest in the Assets (prior to the conveyance of any part of such interest to the Issuer pursuant to the Sale Agreement). Such Seller will respond to all third party inquiries confirming the transfer of the Assets to TFI and of the Purchased Assets to the Issuer.

                  (r) Such Seller shall immediately transfer to the Servicer for deposit in the Clearing Account any payment it receives relating to the Assets.

         Section 4.02. TFI Covenants. TFI hereby covenants and agrees with the Sellers as follows:

                  (a) TFI hereby acknowledges and agrees that its rights in the related Credits are expressly subject to the rights of the related Obligors in such Credits pursuant to the applicable Contract.

                  (b) On each date as of which any interest in any Contract is to be purchased or replaced by Trendwest pursuant to Section 3.03 hereof, TFI shall submit to Trendwest an instrument of assignment assigning TFI's interest in such Contract and the related Credits to Trendwest, signed by the president, senior vice president or any vice president of TFI. Each such assignment shall operate as an assignment, without recourse, representation, or warranty, to Trendwest of all of TFI's right, title, and interest in and to such Contract, related Credits and any security documents relating thereto, such assignment being an assignment outright and not for security, and upon payment of the Purchase Price or delivery of a Substitute Contract, Trendwest will thereupon own such interest in the Contract and all such security and documents, free of any further obligation to TFI with respect thereto. If in any enforcement suit or legal proceeding it is held that Trendwest may not enforce a Contract on the ground that it is not a real party in interest or holder entitled to enforce the Contract, TFI shall, at TFI's expense, take such steps as TFI deems necessary to enforce the Contract, including bringing suit in TFI's name.

                  (c) TFI warrants that, except as contemplated by the Transaction Documents, it will have ownership of or a valid security interest in the related Credits. TFI shall not assign, sell, pledge, or exchange, or in any way encumber or otherwise dispose of the related Credits, except as contemplated by or permitted under the Transaction Documents.

         Section 4.03. Assignment of Assets. The Sellers understand that TFI will assign to the Issuer the Receivables and grant to the Issuer a security interest in all its right, title and interest to this Agreement, the Contracts and the related Credits and that the Issuer will assign to and grant to the Trustee a security interest in such Receivables, Contracts and the related Credits. The Sellers consent to such assignments and grants and further agree that all representations, warranties, covenants and agreements the Sellers made herein shall also be for the benefit of and inure to the Issuer, the Trustee and all Holders from time to time of the Notes.

                                    ARTICLE 5

                              CONDITIONS PRECEDENT

         Section 5.01. Conditions to TFI's Initial Obligations. The obligations of TFI to execute and deliver the Asset Assignment to the Sellers on the Closing Date pursuant to, and perform it obligations pursuant to, this Agreement shall be subject to the satisfaction of the following conditions:

                  (a) All representations and warranties of the Sellers contained in Sections 3.01(b) and 3.01(c) hereof and all information provided in the Contract

         Schedule shall be true and correct on the Closing Date, with the same effect as though such representations and warranties had been made on such date, and the Sellers shall have delivered to TFI, the Issuer, the Trustee and each original purchaser of Notes an Officer's Certificate to such effect;

                  (b) All representations and warranties of the Sellers contained in Section 3.01(a) hereof shall be true and correct on the Closing Date with respect to the Contracts listed on the Contract Schedule, with the same effect as though such representations and warranties had been made on such date, and the Sellers shall have delivered to TFI, the Issuer, the Trustee and each original purchaser of Notes an Officer's Certificate to such effect;

                  (c) The Sellers shall have delivered all other information theretofore required or reasonably requested by TFI to be delivered by the Sellers hereunder, duly certified by an officer of each of the Sellers, and the Sellers shall have substantially performed all other obligations required to be performed as of the Closing Date by the provisions of this Agreement;

                  (d) On or prior to the Closing Date, Trendwest, on behalf of the Sellers shall have delivered, or caused the delivery of, the Custodian File related to the Contracts identified in the Contract Schedule to the Custodian or its agent and, subject to Section 2.04 hereof, there shall have been made all filings, recordings and/or registrations, and there shall have been given, or taken, any notice or any other similar action, as may be necessary in the opinion of TFI, in order to establish and preserve the right, title and interest of TFI in such Contract and the other Assets;

                  (e) On or before the Closing Date, the Issuer, the Servicer, the Subservicer and the Trustee shall have entered into the Servicing Agreement;

                  (f) The Notes shall be issued and sold on the Closing Date, the Issuer shall receive the full consideration due it upon the issuance of the Notes, the Issuer shall have applied such consideration, to the extent necessary, to pay the related consideration to TFI for the sale of the Contracts and the Receivables and the grant of the security interest in the Credits, and TFI shall have applied such consideration, to the extent necessary, to pay the related Acquisition Consideration; and

                  (g) Each of the Sellers shall have executed and delivered the Asset Assignment.

         Section 5.02. Conditions to the Sellers' Obligations. The obligations of each of the Sellers to execute and deliver to TFI the Asset Assignment, and perform its obligations pursuant to this Agreement on the Closing Date shall be subject to the satisfaction of the following conditions:

                  (a) All representations and warranties of TFI contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date;

                  (b) TFI shall have executed and delivered the Asset Assignment; and

                  (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to such Seller, and such Seller shall have received from the TFI copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as such Seller may reasonably have requested.

         Trendwest's and TFI's obligations to repurchase the Contracts pursuant to this Agreement shall not be affected by any failure of the Issuer to comply with clause (a) of this Section 5.02 subsequent to the Closing Date.

                                    ARTICLE 6

                              TERM AND TERMINATION

         Section 6.01. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the later of (i) payment with respect to the last Asset or (ii) termination of the Indenture.

         Section 6.02. Default by Sellers. If either Seller shall be in default under this Agreement and such default shall not have been cured for a period of 60 days, or if such Seller shall become insolvent or make an assignment for the benefit of its creditors or have a receiver appointed for all or substantially all of its properties, or if any proceedings commenced, or consented to, by such Seller are not stayed or dismissed within 90 days after being commenced against such Seller under any bankruptcy, insolvency or other law for the relief of debtors, TFI shall have the right, in addition to any other rights it may have under any applicable law, to terminate this Agreement with respect to such Seller upon 30 days' prior written notice to such Seller; provided that any termination of this Agreement shall not release such Seller from any obligation under this Agreement.

                                    ARTICLE 7

                                  MISCELLANEOUS

         Section 7.01. Amendments. This Agreement and the rights and obligations of the parties hereunder may not be changed orally but only by an instrument in writing signed by the party against which enforcement is sought. This Agreement may be amended by TFI and the Sellers only with the prior written consent of the Holders of 66-2/3% in principal amount of Notes Outstanding.

         Section 7.02. Governing Law. This Agreement shall be construed in accordance with the internal laws of the State of New York, without regard to choice of law principles.

         Section 7.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered personally, mailed by registered or certified United States mail, postage prepaid, or sent via overnight air courier or facsimile communication and addressed, in the case of the Sellers, to the Seller Address, and in the case of TFI, to the TFI Address. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be. Any Person may change the address for notices hereunder by giving notice of such change to the other Person.

         Section 7.04. Separability Clause. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 7.05. Assignment. Except as provided in Section 4.01(a), this Agreement may not be assigned or delegated by any Seller without the prior written consent of TFI, the Trustee and the Holders of 66-2/3% in principal amount of the Notes Outstanding and may not be assigned or delegated by TFI without the prior written consent of each of the Sellers, the Trustee and the Holders of 66-2/3% in principal amount of the Notes Outstanding.

         Section 7.06. Further Assurances. Each of the Sellers and TFI agrees to do such further acts and things and to execute and deliver to the Trustee such additional assignments, agreements, powers and instruments as are required by the Trustee to carry into effect the purposes of this Agreement or to better assure and confirm unto the Trustee or the Holders of the Notes their rights, powers or remedies hereunder. If any Obligor shall be in default under any Contract, upon reasonable request from the Servicer, the applicable Seller will take all reasonable steps to assist in enforcing such Contract and preserving and maintaining title to the Assets and the rights of the Trustee and the Holders of the Notes therein against the claims of all persons and parties to the extent the applicable Seller is capable of performing such requested steps and the Servicer reasonably determines that the assistance of the applicable Seller is necessary to effect the intent and purposes hereof.

         Section 7.07. No Waivers; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of TFI or the Sellers, any right, remedy, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

            Section 7.08. Binding Effect; Third Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Holders of Outstanding Notes, and their respective successors and permitted assigns.

         Section 7.09. Set-Off. (a) Each of the Sellers hereby irrevocably and unconditionally waives all right of set-off that it may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of TFI and the Issuer at any time held by or in the possession of such Seller.

         (b) TFI and the Issuer shall have the right to set-off against each Seller any amounts to which such Seller may be entitled and to apply such amounts to any claims TFI and the Issuer may have against such Seller from time to time under this Agreement. Upon any such set-off TFI shall give notice of the amount thereof and the reasons therefor.

         Section 7.10. Counterparts. This Agreement may be executed in one or more counterparts all of which together shall constitute one original document.

         IN WITNESS WHEREOF, the Sellers and TFI have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                       TRENDWEST RESORTS, INC., in its
                                         individual capacity and
                                         as Seller

                                       By______________________________________
                                         Name:
                                         Title:

                                       TW HOLDINGS, INC., Seller

                                       By______________________________________
                                         Name:
                                         Title:

                                       TRENDWEST FUNDING I, INC.

                                       By _____________________________________
                                          Name:
                                          Title:

                                     ANNEX A

                   FORM OF SUPPLEMENT FOR SUBSTITUTE CONTRACTS
                              AND UPGRADE CONTRACTS

         Pursuant to Section 3.04(b) and Section 3.04(d) of the Receivables Purchase Agreement dated as of March 1, 1996 (the "Agreement"), among Trendwest Resorts, Inc. ("Trendwest"), TW Holdings, Inc. and Trendwest Funding I, Inc. ("TFI"), attached as Schedule I hereto is a Supplemental Contract Schedule, which includes information regarding Assets that are hereby sold, assigned, transferred and delivered by Trendwest to TFI in accordance with the Agreement and the Asset Assignment and setting forth the Collateral Value of any Contract being sold to TFI by the Issuer pursuant to an Upgrade or exchanged pursuant to a substitution.

                                       TRENDWEST RESORTS, INC.

                                       By______________________________________
                                         Name:
                                         Title:

                                   SCHEDULE I

             SUPPLEMENTAL CONTRACT SCHEDULE FOR SUBSTITUTE CONTRACTS
                              AND UPGRADE CONTRACTS

                                    EXHIBIT A

                                FORM OF CONTRACT

                                    EXHIBIT B

                            FORM OF ASSET ASSIGNMENT

         This Asset Assignment ("Assignment") is made as of April 17, 1996 (the "Closing Date"), by and among Trendwest Resorts, Inc., an Oregon corporation ("Trendwest"), TW Holdings, Inc., a Nevada corporation, (together with Trendwest, the "Assignors" and each an "Assignor") and Trendwest Funding I, Inc., a Delaware corporation ("Assignee"), with reference to the following facts:

                                   RECITALS:

         A. In connection with the sale of certain assets of the Assignors in conjunction with the issuance of notes on the date hereof by TRI Funding Company I, L.L.C., Assignee and the Assignors have executed the Receivables Purchase Agreement dated as of March 1, 1996 (the "Agreement").

         B. In connection with the Agreement, each of the Assignors desires to assign and transfer to Assignee all of such Assignor's right, title and interest in and to each of the assets described in Schedule I hereto, and the corresponding paragraphs below (the "Assigned Interests").

         C. Assignee desires to accept this Assignment and transfer of the Assigned Interests and assume all duties and obligations attendant thereto, accruing after the Transfer Date.

         D. Terms used but not defined herein have the meanings ascribed to them in the Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in consideration of the mutual covenants set forth herein, the Assignors and Assignee hereby agree as follows:

         1. Assignment. Each Assignor hereby assigns, conveys, grants and transfers, without recourse except as provided in the Agreement, to Assignee (and the successors and assigns of Assignee) the following property:

                  1.1. Such Assignor's right, title and interest in and to the Contracts and related Receivables described and listed on Schedule I hereto.

                  1.2. A security interest in the vacation credits subject to each such Contract (the "Credits").

                  1.3. All other Assets relating to such Contract.

         2. Assumption. Assignee hereby accepts the foregoing assignment and hereby assumes all of the duties and obligations incident hereto and thereto, subject to the terms and conditions of the Agreement.

         3. Further Assurance. The Assignors and Assignee each hereby agree to provide such further assurances and to execute and deliver such documents and to perform all such other acts as are necessary or appropriate to consummate and effectuate this Assignment.

         4. Distinct Entities. The Assignors and Assignee hereby acknowledge that for all purposes each of the Assignors and the Assignee are separate and distinct legal entities. Accordingly, no Assignor shall be liable to any third party for the debts, obligations and liabilities of the Assignee; and Assignee shall not be liable to any third party for the debts, obligations and liabilities of any Assignor to the extent that such debts, obligations and liabilities have not been expressly assumed by Assignee hereunder.

         5. Governing Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of New York, and the parties hereto hereby acknowledge and agree that this Assignment and the transactions contemplated hereunder were negotiated and entered into in the State of New York.

         6. Authority. Each of the Assignors and the Assignee hereby represent respectively that they have full power and authority to enter into this Assignment.

         7. Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

         8. Successors and Assigns. Each of the Assignors and the Assignee agree that this Assignment will be binding and will inure to the benefit of each Assignor and its successors and assigns and the Assignee and its successors and assigns.

         IN WITNESS WHEREOF, this Assignment has been executed as of the date first above written.

                                       TRENDWEST RESORTS, INC., Assignor

                                       By______________________________________
                                         Name:
                                         Title:

                                       TW HOLDINGS, INC., Assignor

                                       By______________________________________
                                         Name:
                                         Title:

                                       TRENDWEST FUNDING I, INC., Assignee

                                       By______________________________________
                                         Name:
                                         Title:

                                   SCHEDULE I

                                CONTRACT SCHEDULE